Exhibit 10.2

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) made as of December 15, 2005 (“Effective Date”) by and between BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”) and Jean-Jacques Bienaimé (“Employee”).

1.	This Amendment is intended to amend and modify that certain Employment Agreement by and between the Company and Employee dated May 11, 2005 (the “Agreement”). The Agreement, together with this Amendment, shall constitute a single agreement. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement. Except as expressly modified by this Amendment, the Agreement shall remaining full force and effect according to its terms.

2.	The annual Bonus, as provided in Section 4(b)(ii) of the Agreement, payable in 2006 shall be forfeited to the Company and immediately repayable by Employee to Company in the event that Employee resigns without Good Reason at any time prior to January 1, 2007. Notwithstanding the foregoing, such Bonus shall be determined and payable as contemplated in the Agreement.

3.	The Agreement, as amended by this Amendment contains the sole and entire agreement of the parties and supersedes all prior agreements and understandings between the Employee and the Company and cannot be modified or changed by any oral or verbal promise or statement by whomsoever made; nor shall any written modification of it be binding upon the Company until such written modification shall have been approved in writing by the Board.

4.	This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

BIOMARIN PHARMACEUTICAL INC.		EMPLOYEE

By:	/s/ Pierre Lapalme	By:	/s/ Jean-Jacques Bienaime
Name:	Pierre Lapalme		Jean-Jacques Bienaimé
Its:	Chairman of the Board of Directors